UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2012

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 1, 2012, the registrant issued a press release to announce financial results for the fourth quarter of 2011 and the year ended December 31, 2011. In the press release the registrant reported net income of $40.8 million, or $0.30 per share and non-GAAP earnings of $0.16 per share for the fourth quarter of 2011 and non-GAAP earnings of $0.80 per share for the year ended December 31, 2011. On February 8, 2012, the registrant discovered that the foregoing net income, earnings per share and non-GAAP earnings figures did not reflect a tax liability arising from the previously reported sale of an interest in a Japanese joint venture by the registrant’s Dutch subsidiary which resulted in U.S. taxable income even though the proceeds were not repatriated to the U.S. This resulted in a $600,000 reduction of the tax benefit on the Consolidated Statement of Operations reported in the February 1, 2012 press release and a corresponding reduction in net income to $40.2 million, revised net income per share of $0.29 or a $0.01 reduction, and revised non-GAAP net income per share of $0.15 per share, or a $0.01 reduction, for the fourth quarter of 2011 and revised non-GAAP net income per share of $0.79 per share, or a $0.01 reduction, for the year ended December 31, 2011. Revised Condensed Consolidated Statements of Operations, Revised Condensed Consolidated Balance Sheets, Revised Condensed Consolidated Statements of Cash Flows, Revised Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITA and Revised Reconciliation of GAAP to Non-GAAP Earnings per Share are attached hereto as Exhibit 99.1.

Non-GAAP Information — The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. The registrant provides non-GAAP financial measures in order to better assess and reflect operating performance. Management of the registrant believes the non-GAAP measures help indicate the registrant’s baseline performance before certain gains, losses or other charges that may not be indicative of the registrant’s business or future outlook. The registrant believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how the registrant plans and measures its business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included in Exhibit 99.1 to this report.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7.01. Regulation FD Disclosure.

See the description set forth under 2.02 Results of Operations and Financial Condition above which is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Revised Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: February 14, 2012	By	/s/ Gregory B. Graves
Gregory B. Graves,
Executive Vice President & Chief Financial Officer